EXHIBIT 1

CUSIP No. 090881103

AGREEMENT CONCERNING JOINT FILING

OF SCHEDULE 13G

The undersigned agree as follows:

(i) each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii) each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated: February 14, 2007

LORENZO ROSSI DI MONTELERA

By:	/s/ Lorenzo Rossi di Montelera

INIZIATIVA SA

By:	/s/ Filippo Recami
Name:	Filippo Recami
Title:	Chief Executive Officer

MONTROLUX SA

By:	/s/ Gerald Berclaz
Name:	Gerald Berclaz
Title:	Managing Director

ROHAN PRIVATE TRUST COMPANY LIMITED
For and on behalf of GOLDFISH TRUST

By:	/s/ Lorenzo Rossi de Montelera
Name:	Lorenzo Rossi de Montelera
Title:	Director

By:	/s/ Mary Jane Gutteridge
Name:	Mary Jane Gutteridge
Title:	Director

ROHAN PRIVATE TRUST COMPANY LIMITED

By:	/s/ Lorenzo Rossi de Montelera
Name:	Lorenzo Rossi de Montelera
Title:	Director

By:	/s/ Mary Jane Gutteridge
Name:	Mary Jane Gutteridge
Title:	Director